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                                                                     EXHIBIT 4.5

                           COMMON SECURITY CERTIFICATE

        THIS COMMON SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM REGISTRATION.

        THIS CERTIFICATE IS NOT TRANSFERABLE EXCEPT IN COMPLIANCE WITH SECTION
8.1 OF THE DECLARATION.

        Certificate Number 1                Number of Common Securities 310

                                November 19, 2002

             Certificate Evidencing Floating Rate Common Securities

                                       Of

                   Texas Capital Bancshares Statutory Trust I

        Texas Capital Bancshares Statutory Trust I, a statutory trust created under the laws of the State of Connecticut (the "Trust"), hereby certifies that Texas Capital Bancshares, Inc. (the "Holder") is the registered owner of common securities of the Trust representing undivided beneficial interests in the assets of the Trust (the "Common Securities"). The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Common Securities represented hereby are issued pursuant to, and shall in all respects be subject to, the provisions of the Amended and Restated Declaration of Trust of the Trust dated as of November 19, 2002, among Joseph M. Grant, Raleigh Hortenstine III and Gregory B. Hultgren, as Administrators, State Street Bank and Trust Company of Connecticut, National Association, as Institutional Trustee, Texas Capital Bancshares, Inc., as Sponsor, and the holders from time to time of undivided beneficial interest in the assets of the Trust including the designation of the terms of the Common Securities as set forth in Annex I to such amended and restated declaration, as the same may be amended from time to time (the "Declaration"). Capitalized terms used herein but not defined shall have the meaning given them in the Declaration. The Holder is entitled to the benefits of the Guarantee to the extent provided therein. The Sponsor will provide a copy of the Declaration, the Guarantee and the Indenture to the Holder without charge upon written request to the Sponsor at its principal place of business.

        As set forth in the Declaration, where an Event of Default has occurred and is continuing, the rights of Holders of Common Securities to payment in respect of Distributions and payments upon

        Liquidation, redemption or otherwise are subordinated to the rights of payment of Holders of the Capital Securities.

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        Upon receipt of this Certificate, the Holder is bound by the Declaration and is entitled to the benefits thereunder.

        By acceptance of this Certificate, the Holder agrees to treat, for United States federal income tax purposes, the Debentures as indebtedness and the Common Securities as evidence of undivided beneficial ownership in the Debentures.

        This Common Security is governed by, and construed in accordance with, the laws of the State of Connecticut, without regard to principles of conflict of laws.


                     Signatures appear on the following page

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        IN WITNESS WHEREOF, the Trust has duly executed this certificate.

                                            TEXAS CAPITAL BANCSHARES
                                            STATUTORY TRUST I


                                            By:     /s/ RALEIGH HORTENSTINE III
                                                --------------------------------
                                            Name:    Raleigh Hortenstine III
                                                 -------------------------------
                                            Title:   Administrator
                                                  ------------------------------


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                              [REVERSE OF SECURITY]

         Distributions payable on each Common Security will be identical in amount to the Distributions payable on each Capital Security, which is at an annual rate equal to 4.77% beginning on (and including) the date of original issuance and ending on (but excluding) December 31, 2002, and at an annual rate for each successive period beginning on (and including) December 31, 2002 and each succeeding Distribution Payment Date, and ending on (but excluding) the next succeeding Distribution Payment Date (each a "Distribution Period"), equal to 3-Month LIBOR, determined as described below, plus 3.35% (the "Coupon Rate"), applied to the stated liquidation amount of $1,000.00 per Common Security, such rate being the rate of interest payable on the Debentures to be held by the Institutional Trustee.

        In the event that the 3-Month LIBOR is indeterminable by the methods described below, the Coupon Rate shall equal the 3-Month LIBOR in effect on the most recent Determination Date (whether or not 3-Month LIBOR for such period was in fact determined on such Determination Date) plus 3.35%.

        Distributions in arrears for more than one period will bear interest thereon compounded at the Distribution Rate (to the extent permitted by applicable law). The term "Distributions" as used herein includes payments of Interest and any principal on the Debentures held by the Institutional Trustee unless otherwise stated. A Distribution is payable only to the extent that payments are made in respect of the Debentures held by the Institutional Trustee and to the extent the Institutional Trustee has funds available therefor. In the event that any date on which a Distribution is payable on this Common Security is not a Business Day, then a payment of the Distribution payable on such date will be made on the next succeeding day which is a Business Day (and without any Distribution or other payment in respect of any such delay), with the same force and effect as if made on the date the payment was originally payable. The amount of interest payable for the Distribution Period commencing December 31, 2002 and each succeeding Distribution Period will be calculated by applying the Coupon Rate to the principal amount outstanding at the commencement of the Distribution Period and multiplying each such amount by the actual number of days in the Distribution Period concerned divided by 360.

        "3-Month LIBOR" means the London interbank offered rate for three-month, U.S. dollar deposits determined by the Debenture Trustee in the following order of priority; provided, however, that prior to November 19, 2007, the 3-Month LIBOR shall not exceed 8.50%:

                (1) the rate (expressed as a percentage per annum) for U.S. dollar deposits of an amount equal or comparable to the aggregate liquidation amount of the Debentures having a three-month maturity that appears on Telerate Page 3750 as of 11:00 a.m. (London time) on the particular Determination Date (as defined below). "Telerate Page 3750" means the display designated as "Page 3750" on the Dow Jones Telerate Service or such other page as may replace Page 3750 on that service or such other service or services as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying London interbank offered rates for U.S. dollar deposits;

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                (2) if such rate does not appear on Telerate Page 3750 as of
        11:00 a.m. (London time) on the Determination Date, 3-Month LIBOR will be the arithmetic mean of the rates (expressed as percentages per annum) for U.S. dollar deposits of an amount equal or comparable to the aggregate liquidation amount of the Debentures having a three-month maturity that appear on Reuters Monitor Money Rates Page LIBO ("Reuters Page LIBO") as of 11:00 a.m. (London time) on such Determination Date;

                (3) if such rate does not appear on Reuters Page LIBO as of 11:00 a.m. (London time) on the related Determination Date, the Debenture Trustee will request the principal London offices of four leading banks in the London interbank market to provide such banks' offered quotations (expressed as percentages per annum) to prime banks in the London interbank market for U.S. dollar deposits of an amount equal or comparable to the aggregate liquidation amount of the Debentures having a three-month maturity as of 11:00 a.m. (London time) on such Determination Date. If at least two quotations are provided, 3-Month LIBOR will be the arithmetic mean of such quotations; and

                (4) if fewer than two such quotations are provided as requested in clause (3) above, the Debenture Trustee will request four major New York City banks to provide such banks' offered quotations (expressed as percentages per annum) to leading European banks for loans in U.S. dollars of an amount equal or comparable to the aggregate liquidation amount of the Debentures as of 11:00 a.m. (London time) on such Determination Date. If at least two such quotations are provided, 3-Month LIBOR will be the arithmetic mean of such quotations.

        If the rate for U.S. dollar deposits of an amount equal or comparable to the aggregate liquidation amount of the Debentures having a three-month maturity that initially appears on Telerate Page 3750 or Reuters Page LIBO, as the case may be, as of 11:00 a.m. (London time) on the related Determination Date is superseded on the Telerate page 3750 or Reuters Page LIBO, as the case may be, by a corrected rate by 12:00 noon (London time) on such Determination Date, then the corrected rate as so substituted on the applicable page will be the applicable 3-Month LIBOR for such Determination Date.

                (5) The Coupon Rate for any Distribution Period will at no time be higher than the maximum rate then permitted by New York law as the same may be modified by United States law.

        "Determination Date" means the date that is two London Banking Days (i.e., a day in which dealings in deposits in U.S. dollars are transacted in the London interbank market) preceding the commencement of the relevant Distribution Period.

        All percentages resulting from any calculations on the Common
Securities will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% or .09876545 being rounded to 9.87655% or .0987655), and all dollar amounts used in or resulting from such calculation will be rounded to the nearest cent (with one-half cent being rounded upward).

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         Except as otherwise described below, Distributions on the Common
Securities will be cumulative, will accrue from the date of original issuance and will be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing on December 31, 2002. The Debenture Issuer has the right under the Indenture to defer payments of interest on the Debentures by extending the interest payment period for up to 20 consecutive quarterly periods (each an "Extension Period") on the Debentures, subject to the conditions described below, although such interest would continue to accrue on the Debentures at an annual rate equal to the Distribution Rate compounded quarterly to the extent permitted by law during any Extension Period. No Extension Period may end on a date other than an Interest Payment Date. At the end of any such Extension Period the Sponsor shall pay all interest then accrued and unpaid on the Debentures (together with Additional Interest thereon); provided, however, that no Extension Period may extend beyond the Maturity Date. Prior to the termination of any Extension Period, the Sponsor may further extend such period, provided that such period together with all such previous and further consecutive extensions thereof shall not exceed 20 consecutive quarterly periods, or extend beyond the Maturity Date. Upon the termination of any Extension Period and upon the payment of all accrued and unpaid interest and Additional Interest, the Sponsor may commence a new Extension Period, subject to the foregoing requirements. No interest or Additional Interest shall be due and payable during an Extension Period, except at the end thereof, but each installment of interest that would otherwise have been due and payable during such Extension Period shall bear Additional Interest. If Distributions are deferred, the Distributions due shall be paid on the date that the related Extension Period terminates, to Holders of the Securities as they appear on the books and records of the Trust on the record date immediately preceding such date. Distributions on the Securities must be paid on the dates payable (after giving effect to any Extension Period) to the extent that the Trust has funds available for the payment of such distributions in the Property Account of the Trust. The Trust's funds available for Distribution to the Holders of the Securities will be limited to payments received from the Debenture Issuer. The payment of Distributions out of moneys held by the Trust is guaranteed by the Guarantor pursuant to the Guarantee.

         The Common Securities shall be redeemable as provided in the Declaration.


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                                   ASSIGNMENT

        FOR VALUE RECEIVED, the undersigned assigns and transfers this Common Security Certificate to:


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         (Insert assignee's social security or tax identification number)



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         (Insert address and zip code of assignee) and irrevocably appoints


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                  ________________________________________________ agent to
                  transfer this Common Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.

                  Date:
                       ---------------------------------------

                  Signature:
                            ----------------------------------

                  (Sign exactly as your name appears on the other side of this Common Security Certificate)

                  Signature:
                            ----------------------------------

                  (Sign exactly as your name appears on the other side of this common Security Certificate)

Signature Guarantee(1)

--------
(1) Signature must be guaranteed by an "eligible guarantor institution" that is a bank, stockbroker, savings and loan association or credit union, meeting the requirements of the Security registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other signature guarantee program" as may be determined by the Security registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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